SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 7, 2008

VARIAN MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA		94304-1030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 493-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Varian Medical Systems, Inc. (the “Company”) regrets to report that Steven A. Leibel, M.D., a member since October 2007, died unexpectedly on February 7, 2008. Dr. Leibel, a Professor of Radiation Oncology at the Stanford University School of Medicine and the Ann and John Doerr Medical Director of the Stanford Cancer Center, was 61. A copy of the Company’s press release entitled “Varian Medical Systems Board Member Steven A. Leibel Passes Away” is attached as Exhibit 99.1.

Dr. Leibel was a nominee for election to the Company’s Board of Directors at the Company’s 2008 Annual Meeting of Stockholders to be held on February 14, 2008 (the “2008 Annual Meeting”). Because of Dr. Leibel’s unexpected death, the Board of Directors has reduced the size of the Company’s Board of Directors from ten to nine, with the reduction occurring in the class of directors nominated for election at the 2008 Annual Meeting. The Board of Directors will therefore present only two nominees for election to the Company’s Board of Directors at the 2008 Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 11, 2008 entitled “Varian Medical Systems Board Member Steven A. Leibel Passes Away.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Corporate Vice President, General Counsel and Secretary

Dated: February 12, 2008

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated February 11, 2008 entitled “Varian Medical Systems Board Member Steven A. Leibel Passes Away.”